UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2007

EMBARCADERO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30293	68-0310015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 California Street, Suite 1200, San Francisco, California 94111

(Address of principal executive offices, with zip code)

(415) 834-3131

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On April 5, 2007, Embarcadero Technologies, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with an affiliate of Thoma Cressey Bravo, Inc., EMB Holding Corp., a Delaware corporation (“Parent”) and EMBT Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), and the Company will survive as a wholly-owned subsidiary of Parent.

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock, par value $0.001 per share, of the Company (“Shares”), other than Shares owned by (i) the Company or any of its subsidiaries, (ii) Parent or (iii) any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, shall be automatically converted into the right to receive $7.20 in cash per share, without interest.

The consummation of the Merger is subject, among other things, to the adoption of the Merger Agreement by the stockholders of the Company.

The Company has made customary representations and warranties in the Merger Agreement and has agreed, among other things, (i) not to (A) solicit alternative proposals for the acquisition of the Company, or (B) subject to certain exceptions to permit the Company’s board of directors (the “Board”) to comply with its fiduciary duties, enter into discussions concerning, or provide confidential information in connection with, an alternative proposal, (ii) to call a meeting of the Company’s stockholders to consider the adoption of the Merger Agreement, and (iii) subject to certain exceptions to permit the Board to comply with its fiduciary duties, for the Board to recommend that the Company’s stockholders adopt the Merger Agreement.

The Merger Agreement may be terminated (i) by the mutual consent of the parties, (ii) by Parent or the Company (A) if a governmental entity shall have issued an order or taken any other action to permanently enjoin the Merger, (B) if the Company’s stockholders fail to adopt the Merger Agreement, (C) if the Merger shall not have been consummated by July 16, 2007 (the “Outside Date”), or (D) if the other party breaches any of its representations, warranties, covenants, or agreements in the Merger Agreement and any such breach is not, or is not reasonably capable of being, cured by the Outside Date, and (iii) by Parent (A) if the Board shall have withdrawn or adversely modified its approvals or recommendations of the Merger, (B) the Board has failed to reaffirm its approvals or recommendations of the Merger within ten business days after Parent requests that it do so following the public announcement of an alternative proposal, (C) the Board shall have (1) recommended that the Company stockholders approve or accept an alternative proposal or (2) determined to accept a superior proposal, (D) the Company breaches its covenant to call and convene a meeting of its stockholders or breaches its covenant not to solicit an alternative proposal, or (E) a third party shall have commenced a tender or exchange offer or other alternative proposal and the Company shall not have sent a statement to its stockholders recommending rejection of such offer within ten business days of the first publication of such offer. The Company may also terminate the Merger Agreement in the event it approves or accepts a superior proposal and pays the termination fee to Parent described below.

If the Merger Agreement is terminated (i) by the Company because it approves or accepts a superior proposal, (ii) by Parent under clause (iii) above, or (iii) by Parent or the Company under clause (ii)(B) or (C) above, the Company shall pay Parent a termination fee in the amount of $5,000,000, provided, however, that in the case of clause (iii) of this paragraph such payment shall be made only if the Company enters into an acquisition agreement with another party within six months following termination of the Merger Agreement, and such payment shall be made no later than five business days after entering into such acquisition agreement.

If all of the conditions to Parent’s obligation to close have been satisfied and Parent fails to close the transaction contemplated by the Merger Agreement, the Company may terminate the Merger Agreement and Parent shall pay the Company a termination fee in the amount of $5,000,000 within five business days of notice of termination.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which will be included in the proxy statement to be filed by the Company.

On April 6, 2007, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is furnished as Exhibit 99.1.

On April 5, 2007, each of Raj Sabhlok, Michael Shahbazian, Wayne Williams, Scott Schoonover and Stephen Wong (the Company’s former Chairman, Chief Executive Officer and President) entered into Voting Agreements with Parent and the Company, pursuant to which each individual agreed, among other things, to vote all of his shares of common stock of the Company and those acquired after the date of the agreements, if any, in favor of the adoption of the Merger Agreement. These agreements represent an aggregate of 4,782,658 shares, or 18.3% of the issued and outstanding common stock of the Company. These agreements terminate upon the earlier of the effective time of the Merger, the termination of the Merger Agreement, or the date on which the Board withdraws or modifies its approvals or recommendations of the Merger.

As a condition to entering into the Merger Agreement, Parent required that the Company continue to employ Raj Sabhlok, currently the Company’s Senior Vice President of Operations, and enter into a new Employment Agreement with Mr. Sabhlok that will become effective upon consummation of the Merger. Mr. Sabhlok will then become the Chief Executive Officer of the Company at an annual salary of $240,000. Pursuant to the Employment Agreement, Mr. Sabhlok will also be entitled to receive a discretionary bonus and participate in customary employee benefit programs for senior executives of the Company.

In addition to the foregoing, Raj Sabhlok will purchase management incentive equity in an amount equal to approximately 4.25% of the Parent’s common equity, subject to various time and performance vesting provisions agreed to by Parent and Mr. Sabhlok. Mr. Sabhlok has also agreed to invest $720,000 of the proceeds he is to receive in the Merger in shares of common stock and preferred stock of the Parent, generally on the same terms as Thoma Cressey Bravo, Inc.’s investment, bringing his aggregate equity up to approximately 5.53%.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission’s website at http://www.sec.gov. The proxy statement and other relevant documents may also be obtained for free from the Company by directing such request to Embarcadero Investor Relations, 100 California Street, 12th Floor, San Francisco, California 94111, telephone: (415) 834-3131.

The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed Merger. Information regarding the interests of such directors and executive officers is included in the Company’s Proxy Statement for its 2006 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on June 26, 2006, and information concerning all of the Company’s participants in the solicitation will be included in the proxy statement relating to the proposed Merger when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s website at http://www.sec.gov and from Embarcadero Investor Relations, 100 California Street, 12th Floor, San Francisco, California 94111, telephone: (415) 834-3131.

Item 2.02.	Results of Operations and Financial Condition.

In the press release described above, the Company also announced selected preliminary financial results and related information for the quarter ended March 31, 2007. As stated in the press release, the Company is unable to announce full earnings results for the quarter at this time.

A copy of the press release is furnished as Exhibit 99.1 hereto. The information in this Item 2.02 and the selected preliminary financial results and related information contained in the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing into any registration statement or other document filed with the Commission, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2007, in connection with the approval of the Merger Agreement and the transactions contemplated thereby, the Board also approved the payment by the Company to Michael Shahbazian, the Company’s Senior Vice President and Chief Financial Officer, of a one-time transaction bonus in the amount of $100,000 in cash, which will be payable in full upon the consummation of the Merger.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release, dated April 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMBARCADERO TECHNOLOGIES, INC.

By:	/s/ Michael Shahbazian
Michael Shahbazian
Chief Financial Officer

Date: April 6, 2007